SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K

__________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2021

AEROCENTURY CORP.
(Exact name of Registrant as specified in its charter)

Delaware	94-3263974
(State of Incorporation)	(I.R.S. Employer Identification No.)

1440 Chapin Avenue, Suite 310

Burlingame, CA 94010

(Address of principal executive offices including Zip Code)

650-340-1888

(Registrant’s telephone number, including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NYSE American Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy or Receivership.

As previously disclosed, AeroCentury Corp. (the “Company” or “AeroCentury”)) and certain of its subsidiaries (together with the Company, the “Debtors”) commenced voluntary cases (collectively, the “Chapter 11 Cases”) under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for District of Delaware (the “Bankruptcy Court”) and filed the Joint Chapter 11 Plan of Reorganization of AeroCentury Corp. and Its Debtor Affiliates (“Plan”) with the Bankruptcy Court.

On July 14, 2021, the Debtors filed the Combined Disclosure Statement and Joint Chapter 11 Plan of Reorganization of AeroCentury Corp, and Its Affiliated Debtors Docket No. 0282, with the Bankruptcy Court (the “Combined Plan Statement”).

On August 16, 2021, the Company filed the Notice of Filing of Plan Supplement to the Combined Disclosure Statement and Joint Chapter 11 Plan of AeroCentury Corp., and its Affiliated Debtors, Docket No. 0266, with the Bankruptcy Court (as may be later amended or supplemented, the “Plan Supplement”).

On August 30, 2021, the Company filed the Second Plan Supplement to the Combined Disclosure Statement and Joint Chapter 11 Plan of AeroCentury Corp., and its Affiliated Debtors, Docket No. 0288, with the Bankruptcy Court.

On August 31, 2021, the Bankruptcy Court entered an order, Docket No. 282 (the “Confirmation Order”), confirming the Plan as set forth in the Combined Plan Statement and Plan Supplement.

The following is a summary of the material terms of the Plan as approved and confirmed by the Bankruptcy Court. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan and the Confirmation Order, which are attached hereto as Exhibits 2.1 and 99.1, respectively, and incorporated by reference herein.

•	Claimant Classes. The Plan contemplates the following treatment of claims against and interests in the Debtors:

•	Class 1: Priority Non-Tax Claims. Class 1 consists of Priority Non-Tax Claims against the Debtors. Class 1 Claims are unimpaired by the Plan and the holders of Class 1 Claims are deemed to accept the Plan and, therefore, are not entitled to vote on the Plan.
•	Class 2: Other Secured Claims. Class 2 consists of Other Secured Claims against the Debtors. Class 2 Claims are unimpaired by the Plan and the holders of Class 2 Claims are deemed to accept the Plan and, therefore, are not entitled to vote on the Plan.
•	Class 3: Prepetition Loan Claims. Class 3 consists of Prepetition Loan Claims against the Debtors. Class 3 Claims are consensually impaired under the Plan and holders of Class 3 Claims are deemed to accept the Plan per treatment agreed to in the Bankruptcy Court’s sale order entered into on March 22, 2021, approving the sale of certain assets constituting collateral for such debt of the Company.
•	Class 4: PPP Loan Claims. Class 4 Claims consist of PPP Loan Claims. Class 4 Claims are unimpaired by the Plan and the Holders of Class 4 Claims are deemed to accept the Plan and, therefore, are not entitled to vote on the Plan.
•	Class 5: General Unsecured Claims. Class 5 consists of all general unsecured Claims. Class 5 Claims are unimpaired by the Plan and the holders of Class 5 Claims are deemed to accept the Plan and, therefore, are not entitled to vote on the Plan.
•	Class 6: Intercompany Claims. Class 6 consists of all intercompany Claims. Class 6 Claims are unimpaired by the Plan and the holders of Class 6 Claims are deemed to accept the Plan and, therefore, are not entitled to vote on the Plan.
•	Class 7: Interests. Class 7 consists of all Interests. Class 7 Interests at AeroCentury Corp. will be reinstated, subject to dilution, shall receive their pro rata share of the $1,000,000 distribution under the Plan Sponsor Agreement, and shall otherwise be treated in accordance with the Plan Sponsor Agreement. Because Holders of Class 7 interests of AeroCentury are impaired, but will be reinstated (subject to dilution) and receive a distribution under the Plan, holders of such Class 7 interests are entitled to vote on the Plan. Class 7 Interests of JetFleet Management Corp. and JetFleet Holding Corp. are unimpaired and holders of such are deemed to accept the Plan.

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•	Effective Date. The Company expects that the effective date of the Plan (as defined in the Plan, the “Effective Date”) will occur after all conditions precedent to the Plan have been satisfied. Although the Company is targeting occurrence of the Effective Date to occur on or before September 30, 2021, the Company can make no assurances as to when, or ultimately if, the Plan will become effective. It is also possible that certain amendments could be made to the Plan prior to the Effective Date.

•	Reinstatement of Common Stock. Pursuant to the Plan, the Company’s common stock outstanding held by the existing shareholders of AeroCentury on the Effective Date (the “Legacy ACY Shareholders”) will be reinstated on the Effective Date. As of August 31, 2021, the Company had 1,545,884 shares of common stock issued and outstanding to Legacy ACY Shareholders.

•	Issuance of Common Stock to Plan Sponsor. Under the Plan Sponsor Agreement entered into between the Company and Yucheng Hu, TongTong Ma, Qiang Zhang, Yanhua Li, Yiyi Huang, Hao Yang, Jing Li, Yeh Ching and Ye Cheng, and identifying such individuals as “Plan Sponsor” on the Effective Date, the Company will issue 2,857,143, shares (“New ACY Common Shares”) of Common Stock to the Plan Sponsor at a purchase price equal to $3.85 per share, for an aggregate purchase price of US$11 million in a private placement exempt from registration requirement of the Securities Act of 1933 as amended (the “Securities Act) under Section 4(a)(2) of the Securities Act.. The new organizational documents of the reorganized Company will become effective on the Effective Date and will authorize a sufficient number of shares of Common Stock to accommodate the issuance of the additional New ACY Common Shares pursuant to the Plan.

•	Cash Distribution to Legacy ACY Shareholders. As soon as practicable following the Effective Date, the Company will make a cash dividend distribution to the Legacy ACY Shareholders in the aggregate amount of US$1,000,000.

•	New Capital Structure of JetFleet Holding Corp. (“JHC”). On the Effective Date, the following transactions relating to the equity ownership of the Company’s wholly-owned subsidiary:

•	Cancellation of ACY Equity in JHC. All outstanding stock of JetFleet Holding Corp. (“JHC”) currently held 100% by its parent, AeroCentury, shall be canceled.

•	JHC Common Stock Issuance to Plan Sponsor and JHC Management. Plan Sponsor shall acquire 35,000 shares of common stock of JHC, and certain employees of JHC (“JHC Management”) that will be appointed to continue the legacy aircraft leasing business of AeroCentury through JHC shall acquire 65,000 shares of common stock of JHC. All shares of common stock of JHC will be purchased at a price of USD$1 per share.

•	JHC Series A Preferred Stock Issuance to AeroCentury. AeroCentury shall purchase 104,082 shares of Series A Preferred Stock of JHC (“JHC Series A Preferred Stock”) at the aggregate purchase price of $2,000,000, or $19.2156 per share. The JHC Series A Preferred Stock shall carry a dividend rate of 7.5% per annum, shall be non-convertible and non-transferable, shall be redeemable by JHC at any time, but shall only be redeemable by AeroCentury after 7 years. The JHC Series A Preferred Stockholders shall in the aggregate constitute 51% of the voting equity of JHC, voting as a single class together with the outstanding Common Stock of JHC.

•	Distribution of Trust Interest in JHC Series B to Legacy ACY Shareholders. A trust (“Legacy Trust”) will be established for the benefit of the Legacy ACY Shareholders, and JHC will issue new shares of Series B Preferred Stock of JHC (“JHC Series B Preferred Stock”) to the Legacy Trust. The JHC Series B Preferred Stock issued to the Legacy Trust will have an aggregate liquidation preference of USD$1, non-convertible, non-transferable, non-voting, will not pay a dividend, and will contain a mandatory, redemption provision. The JHC Series B Preferred Stock will be redeemable for an aggregate amount equal to (i) USD$1,000,000, if the JHC Series B Preferred Stock is redeemed after the first fiscal year for which JHC reports positive EBITDA for the preceding 12-month period, or (ii) USD$0.001 per share, if the JHC Series B Preferred Stock is redeemed prior the first fiscal year for which JHC reports positive EBITDA for the preceding 12-month period.

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•	Organizational Documents. The new organizational documents of the reorganized JHC will become effective on the Effective Date and will authorize a sufficient number of shares to accommodate the issuance of new shares of JHC Common, Stock, Series A Preferred Stock, and Series B Preferred Stock pursuant to the Plan.

•	Board Make-up Following Sponsor Investment. The Plan provides for the deemed resignation or termination of the Debtors’ current directors and officers, and the appointment of the board of directors of the Reorganized Debtors.

Information regarding the assets and liabilities of the Company as of the most recent practicable date is hereby incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, filed with the Securities and Exchange Commission (the “SEC”) on August 23, 2021.

Forward Looking Statements

Certain statements in this report and the exhibits attached hereto are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act, and Section 21E of the Exchange Act. In addition, Company representatives may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “anticipate,” believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “may,” “will,” “could,” “should,” “seek” and similar expressions. Forward-looking statements reflect the Company’s current expectations and assumptions regarding its business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and the Company’s current business plans. Actual results could vary materially depending on risks and uncertainties that may affect the Company’s operations, markets, services, prices and other factors as discussed in the Risk Factors section of the Company’s filings with the SEC. While management believes the Company’s assumptions are reasonable, the Company cautions against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for management to anticipate all factors that could affect the Company’s actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the Debtors’ ability to obtain the approval of the Bankruptcy Court with respect to motions filed in the Chapter 11 Cases and the outcomes of Bankruptcy Court rulings and the Chapter 11 Cases in general, the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Cases and any additional strategies that the Debtors may employ to address their liquidity and capital resources, the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases, restrictions on the Debtors due to the terms of any agreement that the Debtors may enter into in connection with the Chapter 11 Cases and restrictions imposed by the Bankruptcy Court, increased legal and other professional costs necessary to execute the Debtors’ restructuring, the trading price and volatility of the Company’s common stock and the other factors listed in the Company’s SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section in the Company’s most recent Annual Report on Form 10-K and the Company’s other filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by the Company and Company representatives speak only as of the date on which they are made. Factors or events that could cause actual results to differ may emerge from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit number	Description

2.1

Joint Chapter 11 Plan of Reorganization of Diamond Offshore Drilling, Inc. and Its Debtor Affiliates (incorporated by reference to Exhibit A of the Order of the Bankruptcy Court, attached as Exhibit 99.1 hereto)

99.1	Order of the Bankruptcy Court, dated August 31, 2021, confirming the Joint Chapter 11 Plan of Reorganization

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 31, 2021
AEROCENTURY CORP.

By:	/s/ Harold M. Lyons
Harold M. Lyons
Sr. Vice President & Chief Financial Officer

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